EXHIBIT 10.57

AMENDED AND RESTATED CALIFORNIA PIZZA KITCHEN, INC.

SEVERANCE PLAN

(AND SUMMARY PLAN DESCRIPTION)

This Amended and Restated California Pizza Kitchen, Inc. Severance Plan (the “Plan”) sets forth the terms of severance benefits for certain employees of California Pizza Kitchen, Inc. (the “Company”) in the event of a termination of employment with the Company under the circumstances described below. For purposes of this Plan, “Company” will include any subsidiary of the Company (as defined below) and any successor to substantially all of the business, shares or assets of the Company.

The Plan is an employee welfare benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”). This Plan document is also the summary plan description of the Plan. References in the Plan to “You” or “Your” are references to an employee of the Company.

1. Eligibility and Participation. In order to be eligible for benefits under this Plan, you must, immediately prior to your date of termination of employment, be a regular full-time or part-time employee of the Company who is not subject to disciplinary action or on a formal performance improvement plan. You will continue to be considered an employee of the Company for purposes of this Plan if you are on a Company-approved leave of absence immediately prior to the date of your termination of employment and your regular full-time or regular part-time status for purposes of determining your severance benefits under this Plan will be determined based on your status immediately prior to the commencement of such leave. This Plan applies to employees of the Company who (i) hold a title of Vice President or above, (ii) are determined to be participants in the Plan by the Board or the Compensation Committee and (iii) have received written notification of such determination. You will not be eligible for benefits under this Plan if you are a party to any individual employment agreement or severance agreement, approved by the Board or the Compensation Committee, in effect as of the date of your termination.

2. Severance Benefit. If you are an eligible employee under the Plan and you have an Involuntary Termination (as defined below) within 12 months following a Corporate Transaction (as defined below), subject to your compliance with Sections 3 and 4 below, you will be eligible to receive the benefits set forth below:

(a) Accrued Obligations. On the date your employment terminates, you will receive a cash lump sum payment in an amount equal to (i) your fully earned but unpaid base salary, through the date of termination, at the rate then in effect, and (ii) your accrued but unused vacation through the date of termination.

(b) Severance Benefit. You will receive a cash lump sum payment in an amount equal to twelve (12) months of your Base Salary (your “Severance Benefit”). Your “Base Salary” will be the rate of your base salary from the Company as in effect on the date of your termination of employment with the Company. For this purpose, your base salary will not include any bonus, incentive compensation, benefits or expense reimbursements or equity awards.

(c) Continued Health Benefits. If you elect to receive COBRA benefits on a timely basis, the Company shall pay you, in one lump sum cash payment, an amount equal to six (6) times the monthly COBRA premium for the group medical, dental, vision and prescription drug benefits coverage for you and your covered dependents (the “Continued Health Benefit”) determined immediately prior to the date of your termination of employment, provided that you will be solely responsible for all matters relating to your coverage pursuant to COBRA, including, without limitation, your election of such coverage and your timely payment of premiums.

In no event will you receive benefits under this Plan in the event of a termination of your employment as a result of your death or disability.

3. Release Prior to Payment of Benefits. Prior to the payment of any benefits described in Section 2 above, and as a condition to such payment, you will be required to execute a waiver and release of claims agreement in the form and substance attached as Appendix C hereto (the “Release”) within twenty-one (21) days (or forty-five (45) days if necessary to comply with applicable law) after the date of your termination of employment.

You may revoke such Release within seven (7) calendar days after execution of the Release. You must execute the Release within the applicable time period and not revoke the Release in order to be entitled to benefits under this Plan. With respect to each participant in the Plan, his or her “Release Effective Date” will be the day upon which the seven (7)-day revocation period applicable to such Release expires without a revocation of such Release by the participant.

Your Release Effective Date must be within 55 days following the date of your termination of employment. If your Release Effective Date does not occur within 55 days of your termination of employment, you will not be entitled to benefits under this Plan.

4. Restrictive Covenants.

(a) You acknowledge that you are subject to the provisions of all Company policies regarding confidential information and ethics. You acknowledge that, in connection with the execution of the Release you will also be required to sign a confidentiality agreement in form and substance acceptable to the Company.

(b) If you breach or threaten to commit a breach of any of the provisions of this Section 4, the Company shall have the right to cease all payments to you under Section 2 above, in addition to any other rights and remedies available to the Company under law or in equity.

5. Effectiveness of the Plan. This Plan shall become effective upon the consummation of a Corporate Transaction and shall be of no force or effect prior to a Corporate Transaction. In the event that a Corporate Transaction does not occur on or prior to April 16,

2012, the second anniversary of the date on which the California Pizza Kitchen, Inc. Severance Plan was originally adopted, the Plan shall thereupon automatically terminate and shall have no force or effect. The Compensation Committee will have the power to amend or terminate this Plan from time to time in is sole and absolute discretion, provided, however, that after the consummation of a Corporate Transaction no such termination or amendment shall impair your rights to benefits under the terms and conditions of the Plan, as in effect prior to such termination or amendment, without your written consent.

6. Claims Procedures.

(a) Normally, you do not need to present a formal claim to receive benefits payable under this Plan.

(b) If any person (the “Claimant”) believes that benefits are being denied improperly, that the Plan is not being operated properly, that fiduciaries of the Plan have breached their duties, or that the Claimant’s legal rights are being violated with respect to the Plan, the Claimant must file a formal claim, in writing, with the Plan Administrator (as defined in Section 7(a) below). This requirement applies to all claims that any Claimant has with respect to the Plan, including claims against fiduciaries and former fiduciaries, except to the extent the Plan Administrator determines, in its sole discretion, that it does not have the power to grant all relief reasonably being sought by the Claimant.

(c) A formal claim must be filed within 90 days after the date the Claimant first knew or should have known of the facts on which the claim is based, unless the Plan Administrator in writing consents otherwise. The Plan Administrator will provide a Claimant, on request, with a copy of the claims procedures established under subsection (d).

(d) The Plan Administrator has adopted procedures for considering claims (which are set forth in Appendix A), which it may amend from time to time, as it sees fit. These procedures will comply with all applicable legal requirements. These procedures may provide that final and binding arbitration will be the ultimate means of contesting a denied claim (even if the Plan Administrator or its delegates have failed to follow the prescribed procedures with respect to the claim). The right to receive benefits under this Plan is contingent on a Claimant using the prescribed claims procedures to resolve any claim.

7. Plan Administration.

(a) The Plan will be administered by the Compensation Committee and/or its delegate which will be one or more senior officers of the Company (the “Plan Administrator”). The Plan Administrator is responsible for the general administration and management of the Plan and will have all powers and duties necessary to fulfill its responsibilities, including, but not limited to, the discretion to interpret and apply the Plan and to determine all questions relating to eligibility for benefits. The Plan will be interpreted in accordance with its terms and their intended meanings. All actions taken and all determinations made in good faith by the Plan Administrator or by Plan fiduciaries will be final and binding on all persons claiming any interest in or under the Plan.

(b) If, due to errors in drafting, any Plan provision does not accurately reflect its intended meaning, as demonstrated by consistent interpretations or other evidence of intent, or as determined by the Plan Administrator in its sole discretion, the provision will be considered ambiguous and will be interpreted by the Plan Administrator and all Plan fiduciaries in a fashion consistent with its intent, as determined in the sole discretion of the Plan Administrator. The Plan Administrator will amend the Plan retroactively to cure any such ambiguity.

(c) No Plan fiduciary will have the authority to answer questions about any pending or final business decision of the Company or any affiliate that has not been officially announced, to make disclosures about such matters, or even to discuss them, and no person will rely on any unauthorized, unofficial disclosure. Thus, before a decision is officially announced, no fiduciary is authorized to tell any person, for example, that he or she will or will not be laid off or that the Company will or will not offer exit incentives in the future. Nothing in this subsection will preclude any fiduciary from fully participating in the consideration, making, or official announcement of any business decision.

(d) This Section may not be invoked by any person to require the Plan to be interpreted in a manner inconsistent with its interpretation by the Plan Administrator or other Plan fiduciaries.

8. Superseding Plan. This Plan (a) will be the only plan with respect to which benefits may be provided to you as a result of your discharge by the Company without Cause and (b) will supersede any other plan previously adopted by the Company with respect to severance benefits payable to you. Any of your rights hereunder will be in addition to any rights you may otherwise have under benefit plans or agreements of the Company (other than severance plans or agreements) to which you are a party or in which you are a participant, including, but not limited to, any Company-sponsored employee benefit plans and equity incentive award plans and any awards made thereunder.

9. Integration with Other Payments. The Severance Benefit and the Continued Health Benefit under the Plan are not intended to duplicate any other benefits such as workers’ compensation wage replacement benefits, disability benefits, pay-in-lieu-of-notice, severance pay, or similar benefits under other benefit plans, severance programs, employment contracts, or applicable laws, such as the WARN Act. Should such other benefits be payable, your benefits under this Plan will be reduced accordingly or, alternatively, benefits previously paid under this Plan will be treated as having been paid to satisfy such other benefit obligations. In either case, the Plan Administrator, in its reasonable discretion, will determine how to apply this provision and may override other provisions in this Plan in doing so.

10. Limitation on Employee Rights. This Plan will not give any employee the right to be retained in the service of the Company, nor will it interfere with or restrict the right of the Company to discharge or otherwise terminate the employee.

11. No Third-Party Beneficiaries. This Plan will not give any rights or remedies to any person other than eligible employees and the Company.

12. Successors. This Plan shall be binding upon and inure to the benefit of the successors of the Company. All of your rights hereunder shall inure to the benefit of, and be enforceable by, your personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.

13. Governing Law and Venue. This Plan is a welfare plan subject to ERISA and it will be interpreted, administered, and enforced in accordance with that law. To the extent that state law is applicable, the statutes and common law of the State of California, excluding any that mandate the use of another jurisdiction’s laws, will apply. Any suit brought hereon shall be brought in the federal courts sitting in the Central District of California, and you hereby waive any claim or defense that such forum is not convenient or proper.

14. Miscellaneous. Where the context so indicates, the singular will include the plural and vice versa. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of the Plan. Unless the context clearly indicates to the contrary, a reference to a statute or document will be construed as referring to any subsequently enacted, adopted, or executed counterpart.

15. Notice. For purposes of this Plan, notices and all other communications provided for in this Plan will be in writing and will be deemed to have been duly given when delivered or mailed by United States certified or registered mail, return receipt requested, postage prepaid, addressed to the Company at its primary office location and to an employee at such employee’s last known address as listed on the Company’s records, provided that all notices to the Company will be directed to the attention of its Secretary, or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notice of change of address will be effective only upon receipt.

16. Withholding. The Company will be entitled to withhold from any payments or deemed payments to you hereunder any amount of withholding required by law.

17. Additional Information. As a participant in the Plan, you are entitled to certain rights and protections under ERISA, as described in Appendix B.

18. Section 409A of the Code.

(a) Notwithstanding anything herein to the contrary, to the extent any payments to you pursuant to Section 2 above are treated as non-qualified deferred compensation subject to Section 409A of the Code, then (a) no amount shall be payable pursuant to such section unless your termination of employment constitutes a “separation from service” with the Company (as such term is defined in Treasury Regulation Section 1.409A-1(h) and any successor provision thereto) (a “Separation from Service”), and (b) if you, at the time of your Separation from Service, are determined by the Company to be a “specified employee” for purposes of Section 409A(a)(2)(B)(i) of the Code and the Company determines that delayed commencement of any portion of the termination benefits payable to you pursuant to this Plan is required in order to avoid a prohibited distribution under Section 409A(a)(2)(B)(i) of the Code (any such delayed commencement, a “Payment Delay”), then such portion of your termination benefits described in Section 2 shall not be provided to you prior to the earlier of (i) the expiration of the six-month period measured from the date of your Separation from Service, (ii) the date of your death or (iii) such earlier date as is permitted under Section 409A of the Code. Upon the expiration of the applicable Code Section 409A(a)(2)(B)(i) deferral period, all payments deferred pursuant to a Payment Delay shall be paid in a lump sum to you within thirty (30) days following such expiration, and any remaining payments due under this Plan shall be paid as otherwise provided herein. The determination of whether you are a “specified employee” for purposes of Section 409A(a)(2)(B)(i) of the Code as of the time of your Separation from Service shall made by the Company in accordance with the terms of Section 409A of the Code and applicable guidance thereunder (including without limitation Treasury Regulation Section 1.409A-1(i) and any successor provision thereto).

(b) Notwithstanding Section 18(a), to the maximum extent permitted by applicable law, amounts payable to you pursuant to Section 2 shall be made in reliance upon Treasury Regulation Section 1.409A-1(b)(9) (with respect to separation pay plans) or Treasury Regulation Section 1.409A-1(b)(4) (with respect to short-term deferrals).

(c) To the extent the payments and benefits under this Plan are subject to Section 409A of the Code, this Plan shall be interpreted, construed and administered in a manner that satisfies the requirements of Sections 409A(a)(2), (3) and (4) of the Code and the Treasury Regulations thereunder (and any applicable transition relief under Section 409A of the Code).

19. Funding. No provision of this Plan shall require the Company, for purposes of satisfying any obligations under the Plan, to purchase assets or place any assets in a trust or other entity to which contributions are made or otherwise to segregate any assets, nor shall the Company maintain separate bank accounts, books, records or other evidence of the existence of a segregated or separately maintained or administered fund for such purposes. Participants shall have no rights under the Plan other than as unsecured general creditors of the Company of its successors.

20. Definitions. For purposes of this Plan, the following terms will have the following meanings:

(a) “Board” means the board of directors of California Pizza Kitchen, Inc.

(b) “Cause” means any of the following: (i) your material failure or neglect to perform your duties or responsibilities to the Company; (ii) any act of fraud, embezzlement, theft, misappropriation, or dishonesty by you relating to the Company or its business or assets; (iii) your commission of a felony or other crime involving moral turpitude; (iv) your gross negligence or intentional misconduct in the conduct of your duties and responsibilities or services, as applicable, with the Company or which adversely affects the image, reputation or business of the Company; or (v) your material breach of any written agreement between you and the Company.

(c) “Corporate Transaction” means any of the following transactions to which the Company is a party:

(i) A transaction or series of transactions whereby any “person” or related “group” of “persons” (as such terms are used in Sections 13(d) and 14(d)(2) of the Exchange Act) (other than the Company, any of its subsidiaries, an employee benefit plan maintained by the Company or any of its subsidiaries or a “person” that, prior to such transaction, directly or indirectly controls, is controlled by, or is under common control with, the Company) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act (as defined below)) of securities of the Company possessing more than 50% of the total combined voting power of the Company’s voting securities outstanding immediately after such acquisition; or

(ii) The consummation by the Company (whether directly involving the Company or indirectly involving the Company through one or more intermediaries) of (x) a merger, consolidation, reorganization, or business combination, (y) a sale or other disposition of all or substantially all of the Company’s assets in any single transaction or series of related transactions, or (z) the acquisition of assets or stock of another entity, in each case other than a transaction:

(A) Which results in the Company’s voting securities outstanding immediately before the transaction continuing to represent (either by remaining outstanding or by being converted into voting securities of the Company or the person that, as a result of the transaction, controls, directly or indirectly, the Company or owns, directly or indirectly, all or substantially all of the Company’s assets or otherwise succeeds to the business of the Company) directly or indirectly, at least a majority of the combined voting power of the Successor Entity’s outstanding voting securities immediately after the transaction, and

(B) After which no person or group beneficially owns voting securities representing 50% or more of the combined voting power of the Successor Entity; provided, that no person or group shall be treated for purposes of this paragraph (b)(ii) as beneficially owning 50% or more of combined voting power of the Successor Entity solely as a result of the voting power held in the Company prior to the consummation of the transaction.

(d) “Compensation Committee” means the compensation committee of the Board.

(e) “ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

(f) “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

(g) “Good Reason” means the occurrence of any one or more of the following events without your written consent:

(i) a reduction by more than 10% in your base salary as in effect immediately prior to the Corporate Transaction;

(ii) a material diminution in your duties, authority or responsibilities; or

(iii) a change in the geographic location at which you must perform services to a location that is greater than twenty-five (25) miles from your location immediately prior to the Corporate Transaction.

You must provide written notice to the Company of the occurrence of any such event without your written consent within ninety (90) days of the occurrence of such event. The Company or any successor or affiliate shall have a period of thirty (30) days to cure such event or condition after receipt of written notice of such event from you. Any voluntary termination of your employment for “Good Reason” following such thirty (30) day cure period must occur no later than the date that is six (6) months following the initial occurrence of one of the foregoing events or conditions without your written consent.

(h) “Involuntary Termination” means the termination of your employment by the Company without Cause or your voluntary resignation for Good Reason.

(i) “Successor Entity” means any entity that acquires or otherwise succeeds to all or substantially all of the business or assets of the Company following a Corporate Transaction.

(j) “WARN Act” means the Worker Adjustment and Retraining Notification Act.

* * * * *

Executed at Los Angeles, California, effective as of                     , 2011.

CALIFORNIA PIZZA KITCHEN, INC.

By:
Name:
Title:

APPENDIX A

DETAILED CLAIMS PROCEDURES

1. Claims Procedure.

(a) Initial Claims. All claims will be presented to the Plan Administrator in writing. Within 90 days after receiving a claim, a claims official appointed by the Plan Administrator will consider the claim and issue his or her determination thereon in writing. The claims official may extend the determination period for up to an additional 90 days by giving the Claimant written notice. The initial claim determination period can be extended further with the consent of the Claimant. Any claims that the Claimant does not pursue in good faith through the initial claims stage will be treated as having been irrevocably waived.

(b) Claims Decisions. If the claim is granted, the benefits or relief the Claimant seeks will be provided. If the claim is wholly or partially denied, the claims official will, within 90 days (or a longer period, as described above), provide the Claimant with written notice of the denial, setting forth, in a manner calculated to be understood by the Claimant: (i) the specific reason or reasons for the denial; (ii) specific references to the provisions on which the denial is based; (iii) a description of any additional material or information necessary for the Claimant to perfect the claim, together with an explanation of why the material or information is necessary; and (iv) appropriate information as to the steps to be taken if the Claimant wishes to submit his or her claim for review, including the time limits applicable to such procedures, and a statement of the Claimant’s right to bring a civil action under Section 502(a) of ERISA following an adverse decision upon review. If the Claimant can establish that the claims official has failed to respond to the claim in a timely manner, the Claimant may treat the claim as having been denied by the claims official.

(c) Appeals of Denied Claims. Each Claimant will have the opportunity to appeal the claims official’s denial of a claim in writing to an appeals official appointed by the Plan Administrator (which may be a person, committee, or other entity). A Claimant must appeal a denied claim within 60 days after receipt of written notice of denial of the claim, or within 60 days after it was due if the Claimant did not receive it by its due date. The Claimant (or his or her duly authorized representative) may review pertinent documents in connection with the appeals proceeding and may present issues, comments and documents in writing relating to the claim. The review will take into account all comments, documents, records and other information submitted by the Claimant relating to the claim, without regard to whether such information was submitted or considered in the initial benefit claim determination. Any claims that the Claimant does not pursue in good faith through the appeals stage, such as by failing to file a timely appeal request, will be treated as having been irrevocably waived.

(d) Appeals Decisions. The decision by the appeals official will be made not later than 60 days after the written appeal is received by the Plan Administrator, unless special circumstances require an extension of time, in which case a decision will be rendered as soon as possible, but not later than 120 days after the appeal was filed, unless the Claimant agrees to a further extension of time. The appeal decision will be in writing, will be set forth in a manner calculated to be understood by the Claimant, and will include specific reasons for the decision, specific references to the provisions on which the decision is based, if applicable, a statement that the Claimant is entitled to receive upon request and free of charge reasonable access to and copies of all documents, records and other information relevant to the Claimant’s claim for benefits, as well as a statement of the Claimant’s right to bring an action under Section 502(a) of ERISA. If a Claimant does not receive the appeal decision by the date it is due, the Claimant may deem his or her appeal to have been denied.

(e) Procedures. The Plan Administrator will adopt procedures by which initial claims will be considered and appeals will be resolved; different procedures may be established for different claims. All procedures will be designed to afford a Claimant full and fair consideration of his or her claim.

APPENDIX B

ADDITIONAL INFORMATION

RIGHTS UNDER ERISA

As a participant in the Plan, you are entitled to certain rights and protections under ERISA. ERISA provides that all Plan participants will be entitled to:

Receive Information About Your Plan and Benefits

1. Examine, without charge, at the Plan Administrator’s office and at certain Company offices, all Plan documents including collective bargaining agreements, if any, and copies of all documents filed by the Plan with the U.S. Department of Labor, and available at the Public Disclosure Room of the Employee Benefits Security Administration, such as annual reports and Plan descriptions.

2. Obtain, upon written request to the Plan Administrator, copies of documents governing the operation of the Plan, including collective bargaining agreements and copies of the latest annual report (Form 5500 Series), if any, and updated summary plan description. The Plan Administrator may make a reasonable charge for the copies.

3. Obtain upon written request to the Plan Administrator information as to whether a particular employer or employer organization is a sponsor of the Plan and the address of any employer or employer organization that is a plan sponsor. Your beneficiaries also have a right to obtain this information upon written request to the Plan Administrator.

4. Receive a summary of the Plan’s annual financial report, if any. The Plan Administrator is required by law to furnish each participant with a copy of any summary annual report.

5. Receive a written explanation of why a claim for benefits has been denied, in whole or in part, and a review and reconsideration of the claim.

6. Continue health care coverage for yourself, spouse or dependent if there is a loss of coverage as a result of a qualifying event. You or your dependents may have to pay for such coverage. Review this Plan and summary plan description on the rules governing your COBRA continuation coverage rights.

Prudent Actions by Plan Fiduciaries

In addition to creating rights for Plan participants, ERISA imposes duties upon the people who are responsible for the operation of the employee benefit plan. The people who operate your Plan, called “fiduciaries” of the Plan, have a duty to do so prudently and in the interest of you and other Plan participants and beneficiaries. No one, including the Company, your union, or any other person, may fire you or otherwise discriminate against you in any way to prevent you from obtaining a welfare benefit or exercising your right under ERISA. However, this rule neither guarantees continued employment, nor affects the Company’s right to terminate your employment for other reasons.

Enforce Your Rights

If your claim for a welfare benefit is denied or ignored, in whole or in part, you have a right to know why this was done, to obtain copies of documents relating to the decision without charge, and to appeal any denial, all within certain time schedules.

Under ERISA, there are steps you can take to enforce the above rights. For instance, if you request a copy of plan documents or the latest annual report from the Plan and do not receive them within thirty (30) days, you may file suit in a Federal court. In such a case, the court may require the Plan Administrator to provide the materials and pay you up to $110 a day until you receive the materials, unless the materials were not sent because of reasons beyond the control of the Plan Administrator. If you have a claim for benefits which is denied or ignored, in whole or in part, you may file suit in a state or Federal court. In addition, if you disagree with the Plan’s decision or lack thereof concerning the qualified status of a domestic relations order or a medical child support order, you may file suit in Federal court. If it should happen that Plan fiduciaries misuse the Plan’s money, or if you are discriminated against for asserting your rights, you may seek assistance from the U.S. Department of Labor, or you may file suit in a federal court. The court will decide who should pay court costs and legal fees. If you are successful, the court may order the person you have sued to pay these costs and fees. If you lose, the court may order you to pay these costs and fees, for example, if it finds your claim is frivolous.

Assistance with Your Questions

If you have any questions about your Plan, you should contact the Plan Administrator. If you should have any questions about this statement or about your rights under ERISA, or if you need assistance in obtaining documents from the Plan Administrator, you should contact the nearest office of the Employee Benefits Security Administration, U.S. Department of Labor, listed in your telephone directory or the Division of Technical Assistance and Inquires, Employee Benefits Security Administration, U. S. Department of Labor, 200 Constitution Avenue N. W., Washington, D. C. 20210. You may also obtain certain publications about your rights and responsibilities under ERISA by calling the publications hotline of the Employee Benefits Security Administration.

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APPENDIX C

GENERAL RELEASE AND WAIVER

FORM OF RELEASE

For valuable consideration, the receipt and adequacy of which are hereby acknowledged, the undersigned does hereby release and forever discharge the “Releasees” hereunder, consisting of California Pizza Kitchen, Inc., a Delaware corporation (the “Company”), and each of the Company’s partners, associates, affiliates, subsidiaries, predecessors, successors, heirs, assigns, agents, directors, officers, employees, representatives, and all persons acting by, through, or under them, or any of them, of and from any and all manner of action or actions, cause or causes of action, in law or in equity, suits, debts, liens, contracts, agreements, promises, liability, claims, demands, damages, losses, costs, attorneys’ fees or expenses, of any nature whatsoever, known or unknown, fixed or contingent, which the undersigned now has or may hereafter have against the Releasees, or any of them, by reason of any matter, cause, or thing whatsoever arising from the beginning of time to the date hereof (hereinafter called “Claims”).

The Claims released herein include, without limiting the generality of the foregoing, any Claims in any way arising out of, based upon, or related to the undersigned’s employment by the Releasees, or any of them, or the termination thereof; any claim for wages, salary, commissions, bonuses, incentive payments, profit-sharing payments, expense reimbursements, leave, vacation, severance pay or other benefits; any claim for benefits under any stock option, restricted stock or other equity-based incentive plan of the Releasees, or any of them (or any related agreement to which any Releasee is a party); any alleged breach of any express or implied contract of employment; any alleged torts or other alleged legal restrictions on the Releasee’s right to terminate the employment of the undersigned; and any alleged violation of any federal, state or local statute or ordinance including, without limitation, Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act, the Equal Pay Act, the Family Medical Leave Act, the Americans With Disabilities Act, the Employee Retirement Income Security Act, the National Labor Relations Act, the California Labor Code, the California Family Rights Act and the California Fair Employment and Housing Act, each as amended. Notwithstanding the foregoing, this Release shall not operate to release any rights or claims (and such rights or claims shall not be included in the definition of “Claims”) of the undersigned (i) with respect to payments or benefits to which the undersigned may be entitled under Section 2 of the Amended and Restated California Pizza Kitchen, Inc. Severance Plan, or (ii) to accrued or vested benefits the undersigned may have, if any, under any applicable plan, policy, program, arrangement or agreement of any of the Releasees, including, without limitation, pursuant to any equity or long-term incentive plans, programs or agreements.

THE UNDERSIGNED ACKNOWLEDGES THAT THE UNDERSIGNED HAS BEEN ADVISED BY LEGAL COUNSEL AND IS FAMILIAR WITH THE PROVISIONS OF CALIFORNIA CIVIL CODE SECTION 1542, WHICH PROVIDES AS FOLLOWS:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE

MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.”

THE UNDERSIGNED, BEING AWARE OF SAID CODE SECTION, HEREBY EXPRESSLY WAIVES ANY RIGHTS THE UNDERSIGNED MAY HAVE THEREUNDER, AS WELL AS UNDER ANY OTHER STATUTES OR COMMON LAW PRINCIPLES OF SIMILAR EFFECT.

IN ACCORDANCE WITH THE OLDER WORKERS BENEFIT PROTECTION ACT OF 1990, THE UNDERSIGNED IS HEREBY ADVISED AS FOLLOWS:

(1) HE HAS THE RIGHT TO CONSULT WITH AN ATTORNEY BEFORE SIGNING THIS RELEASE;

(2) HE HAS FORTY-FIVE (45) DAYS FROM HIS SEPARATION FROM SERVICE (AS DEFINED IN THE EMPLOYMENT AGREEMENT) TO CONSIDER THIS RELEASE BEFORE SIGNING IT; AND

(3) HE HAS SEVEN (7) DAYS AFTER SIGNING THIS RELEASE TO REVOKE IT, AND THIS RELEASE WILL BECOME EFFECTIVE UPON THE EXPIRATION OF THAT REVOCATION PERIOD.

The undersigned represents and warrants that there has been no assignment or other transfer of any interest in any Claim which the undersigned may have against the Releasees, or any of them, and the undersigned agrees to indemnify and hold the Releasees, and each of them, harmless from any liability, Claims, demands, damages, costs, expenses and attorneys’ fees incurred by the Releasees, or any of them, as the result of any such assignment or transfer or any rights or Claims under any such assignment or transfer. It is the intention of the parties that this indemnity does not require payment as a condition precedent to recovery by the Releasees against the undersigned under this indemnity.

The undersigned agrees that if the undersigned hereafter commences any suit arising out of, based upon, or relating to any of the Claims released hereunder or in any manner asserts against the Releasees, or any of them, any of the Claims released hereunder, then the undersigned shall pay to the Releasees, and each of them, in addition to any other damages caused to the Releasees thereby, all attorneys’ fees incurred by the Releasees in defending or otherwise responding to said suit or Claim. Nothing herein shall prevent the undersigned from raising or asserting any defense in any suit, claim, proceeding or investigation brought by any of the Releasees, and by raising or asserting any such defense, the undersigned shall not become obligated to pay attorneys’ fees under this paragraph.

The undersigned further understands and agrees that neither the payment of any sum of money nor the execution of this Release shall constitute or be construed as an admission of any liability whatsoever by the Releasees, or any of them, who have consistently taken the position that they have no liability whatsoever to the undersigned.

The undersigned acknowledges that different or additional facts may be discovered in addition to what is now known or believed to be true by him with respect to the matters released

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in this Agreement, and the undersigned agrees that this Agreement shall be and remain in effect in all respects as a complete and final release of the matters released, notwithstanding any different or additional facts.

IN WITNESS WHEREOF, the undersigned has executed this Release this              day of                                          , 20    .

[NAME]

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ADMINISTRATIVE INFORMATION

Name of Plan:	Amended and Restated California Pizza, Inc. Severance Plan

Plan Administrator:	[ ]

Type of Administration:	Self-Administered

Type of Plan:	Severance Pay Employee Welfare Benefit Plan

Employer Identification Number:	[ ]

Direct Questions Regarding the Plan to:	[ ]

Agent for Service of Legal Process:	[ ] Service of Legal Process may also be made upon the Plan Administrator

Plan Year:	Calendar Year

Plan Number:	[ ]